UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 221-4670

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 5, 2011, Advanced Energy Industries, Inc. (the “Company”) filed a Current Report on Form 8-K to report the voting results from the Company’s 2011 annual shareholders’ meeting held on May 4, 2011. This Form 8-K/A is being filed solely to report the action taken by the Company with regard to the frequency of future shareholder advisory votes on executive compensation. No other changes are being made to the original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously reported, at the annual shareholders’ meeting on May 4, 2011 the Company conducted a non-binding advisory vote on the issue of the frequency with which shareholders express an opinion on executive compensation (“Say-on-Pay”). A majority of the shares present and entitled to vote in person or by proxy at the Company’s 2011 annual shareholders’ meeting were cast in favor of holding an annual Say-on-Pay vote. After considering the shareholders’ advisory vote results, the Company has determined that it will include an annual Say-on-Pay vote in its proxy materials until the next required advisory vote on the frequency of holding a Say-on-Pay vote, which will occur no later than the Company’s 2017 annual shareholders’ meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: September 15, 2011	/s/ Thomas O. McGimpsey

Thomas O. McGimpsey Executive Vice President of Corporate Development, General Counsel & Corporate Secretary